SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

BV FINANCIAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 2, 2008

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of BV Financial, Inc. The meeting will be held at the Courtyard Marriott Hotel, 1671 West Nursery Road, Linthicum, Maryland on Thursday, November 6, 2008 at 1:30 p.m., local time.

The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting. Directors and officers of the Company, as well as a representative of Beard Miller Company LLP, the Company’s independent registered public accounting firm, will be present to respond to appropriate questions of stockholders.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

We look forward to seeing you at the meeting.

Sincerely,

/s/ Edmund T. Leonard	/s/ Carolyn M. Mroz
Edmund T. Leonard	Carolyn M. Mroz
Chairman of the Board and Chief Financial Officer	President and Chief Executive Officer

BV Financial, Inc.

7114 North Point Road

Baltimore, Maryland 21219

(410) 477-5000

Notice of Annual Meeting of Stockholders

On Thursday, November 6, 2008, BV Financial, Inc. (the “Company”) will hold its annual meeting of stockholders at the Courtyard Marriott Hotel, 1671 West Nursery Road, Linthicum, Maryland. The meeting will begin at 1:30 p.m., local time. At the meeting, stockholders will consider and act on the following:

1.	The election of three directors to serve for a term of three years;

2.	The ratification of the appointment of Beard Miller Company LLP as independent registered public accounting firm for the Company for the fiscal year ending June 30, 2009; and

3.	Such other business that may properly come before the meeting.

NOTE: The Board of Directors is not aware of any other business scheduled to come before the meeting.

Only stockholders of record as of the close of business on September 19, 2008 are entitled to receive notice of and to vote at the meeting and any adjournment or postponement of the meeting.

Please complete and sign the enclosed proxy card, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Robert R. Kern, Jr.
Robert R. Kern, Jr.
Corporate Secretary

Baltimore, Maryland

October 2, 2008

IMPORTANT: The prompt return of proxies will save the Company the expense of further requests for proxies to ensure a quorum. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.

BV FINANCIAL, INC.

PROXY STATEMENT

GENERAL INFORMATION

We are providing this proxy statement to you in connection with the solicitation of proxies by the Board of Directors of BV Financial, Inc. for the 2008 annual meeting of stockholders and for any adjournment or postponement of the meeting. In this proxy statement, BV Financial, Inc. may also be referred to as “BV Financial,” the “Company,” “we,” “our” or “us.”

BV Financial is the holding company for Bay-Vanguard Federal Savings Bank. In this proxy statement, Bay-Vanguard Federal Savings Bank may also be referred to as the “Bank” or “Bay-Vanguard Federal.”

We are holding the 2008 annual meeting at the Courtyard Marriott Hotel, 1671 West Nursery Road, Linthicum, Maryland on Thursday, November 6, 2008 at 1:30 p.m., local time.

We intend to mail this proxy statement and the enclosed proxy card to stockholders of record beginning on or about October 2, 2008.

INFORMATION ABOUT VOTING

Who Can Vote at the Meeting

You are entitled to vote your shares of BV Financial common stock that you owned as of September 19, 2008. As of the close of business on September 19, 2008, a total of 2,381,258 shares of BV Financial common stock were outstanding, including 1,454,750 shares of common stock held by Bay-Vanguard, M.H.C. Each share of common stock has one vote.

The Company’s charter provides that, until January 12, 2010, record holders of the Company’s common stock, other than Bay-Vanguard, M.H.C., who beneficially own, either directly or indirectly, in excess of 10% of the Company’s outstanding shares are not entitled to any vote with respect to those shares held in excess of the 10% limit.

Ownership of Shares; Attending the Meeting

You may own shares of BV Financial in one of the following ways:

•	Directly in your name as the stockholder of record;

•	Indirectly through a broker, bank or other holder of record in “street name”; or

•

Indirectly in the BV Financial Stock Fund in our 401(k) Plan, the Bay-Vanguard Federal Savings Bank Employee Stock Ownership Plan (the “ESOP”) or the trust that holds restricted stock awards issued to directors and employees under the BV Financial, Inc. 2005 Equity Incentive Plan.

If your shares are registered directly in your name, you are the holder of record of these shares and we are sending these proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to us or to vote in person at the meeting.

If you hold your shares in street name, your broker, bank or other holder of record is sending these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote by filling out a voting instruction form that accompanies your proxy materials. Your broker, bank or other holder of record may allow you to provide voting instructions by telephone or by the Internet. Please see the instruction form provided by your broker, bank or other holder of record that accompanies this proxy statement. If you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of BV Financial common stock held in street name in person at the meeting, you must obtain a written proxy in your name from the broker, bank or other nominee who is the record holder of your shares.

Quorum and Vote Required

Quorum. We will have a quorum and will be able to conduct the business of the annual meeting if the holders of a majority of the outstanding shares of common stock entitled to vote are present at the meeting, either in person or by proxy.

Votes Required for Proposals. At this year’s annual meeting, stockholders will elect three directors each to serve for a term of three years. In voting on the election of directors, you may vote in favor of the nominees, withhold votes as to all nominees or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected.

In voting on the ratification of the appointment of Beard Miller Company LLP as the Company’s independent registered public accounting firm, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To ratify the selection of Beard Miller Company as our independent registered public accounting firm for fiscal 2009, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote at the annual meeting is required.

Routine and Non-Routine Proposals. The rules of the New York Stock Exchange determine for all companies whether proposals presented at stockholder meetings are routine or non-routine. If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote on the proposal without receiving voting instructions from the owner. If a proposal is non-routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. A broker non-vote occurs when a broker or other entity is unable to vote on a particular proposal and the broker or other entity has not received voting instructions from the beneficial owner. The election of directors and the ratification of Beard Miller Company LLP as our independent registered public accounting firm for fiscal 2009 are currently considered routine matters.

How We Count Votes. If you return valid proxy instructions or attend the meeting in person, we will count your shares to determine whether there is quorum, even if you abstain from voting. Broker non-votes also will be counted to determine the existence of a quorum.

In the election of directors, votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In counting votes on the proposal to ratify the selection of the independent registered public accounting firm, abstentions will have the same effect as a negative vote while broker non-votes will have no effect on the proposal.

Because Bay-Vanguard, M.H.C. owns in excess of 50% of the outstanding shares of BV Financial common stock, the votes it casts will ensure the presence of a quorum and determine the outcome of Item 1 (Election of Directors) and Item 2 (Appointment of Independent Registered Public Accounting Firm).

Voting by Proxy

The Company’s Board of Directors is sending you this proxy statement to request that you allow your shares of Company common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of Company common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors. The Board of Directors recommends that you vote:

•	FOR each of the nominees for director; and

•	FOR ratification of the appointment of Beard Miller Company LLP as the Company’s independent registered public accounting firm.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the annual meeting to solicit additional proxies. If the annual meeting is postponed or adjourned, your shares of Company common stock may be voted by the persons named in the proxy card on the new meeting date, provided that the new meeting occurs within 30 days of the annual meeting and you have not revoked your proxy. The Company does not currently know of any other matters to be presented at the meeting.

You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy, you must either advise the Corporate Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy or attend the meeting and vote your shares in person. Attendance at the annual meeting will not in itself constitute revocation of your proxy.

Participants in the ESOP, 401(k) Plan or Equity Incentive Plan

If you participate in the ESOP or our 2005 Equity Incentive Plan or if you invest in Company common stock through the BV Financial Stock Fund in our 401(k) Plan, you will receive a voting instruction card for each plan that reflects the shares you may direct the trustees to vote on your behalf under the respective plans. Under the terms of the ESOP, all allocated shares of BV Financial common stock held by the ESOP are voted by the ESOP trustee, as directed by plan participants. All unallocated shares of Company common stock held by the ESOP and all allocated shares for which no timely voting instructions are received are voted by the ESOP trustee in the same proportion as shares for which the trustee has received timely voting instructions, subject to the exercise of its fiduciary duties. Under the terms of the 401(k) Plan, a participant may direct the Stock Fund trustee how to vote the shares in the BV Financial, Inc. Stock Fund credited to his or her account. The Stock Fund trustee will vote all shares for which it does not receive timely instructions from participants in the same proportion as shares for which the trustee received voting instructions. Under the Equity Incentive Plan, participants may direct the plan trustee how to vote their unvested restricted stock awards. The plan trustee will vote all shares held in the trust for which it does not receive timely instructions as directed by BV Financial. The deadline for returning your voting instructions is October 27, 2008.

CORPORATE GOVERNANCE AND BOARD MATTERS

Director Independence

Because the Company is not listed on a national securities exchange or a national securities association, there is no independence requirement for its directors. However, if the Company was to apply the current listing standards of The NASDAQ Stock Market, all of its directors are independent, except for Mr. Gallagher, Mr. Leonard and Ms. Mroz, each of whom is an employee of BV Financial and the Bank. In determining the independence of its directors, the Board considered transactions, relationships and arrangements between the Company and its directors that are not required to be disclosed in this proxy statement under the heading “Transactions with Related Persons,” including legal services provided to the Bank by Mr. Kern and his law firm and loans or lines of credit that the Bank has directly or indirectly made to Messrs. Gallagher and Kern.

Corporate Governance Policies

The Board of Directors has adopted a corporate governance policy to govern certain activities, including: the duties and responsibilities of directors; the composition, responsibilities and operations of the Board of Directors; the establishment and operation of Board committees; succession planning; convening executive sessions of independent directors; the Board of Directors’ interaction with management and third parties; and the evaluation of the performance of the Board of Directors and of the Chairman of the Board and Chief Executive Officer.

Committees of the Board of Directors

The following table identifies our standing committees and their members at June 30, 2008. All members of each committee are independent in accordance with the listing requirements of The NASDAQ Stock Market. Each committee operates under a written charter that is approved by the Board of Directors that governs its composition, responsibilities and operation. Each committee reviews and reassesses the adequacy of its charter at least annually.

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee
Michael J. Birmingham III	X*	X	X
Frank W. Dingle	X
Daniel J. Gallagher, Jr.
Robert R. Kern, Jr.		X*	X*
Edmund T. Leonard
Brian K. McHale	X
Carolyn M. Mroz
Anthony J. Narutowicz		X
Jerry S. Sopher
Catherine M. Staszak			X
Number of Meetings in fiscal 2008	3	3	1

*	Chairman

Audit Committee. The Audit Committee is responsible for ensuring that BV Financial maintains reliable accounting policies and financial reporting processes and reviewing the performance of BV Financial’s independent registered public accounting firm. The Audit Committee selects the independent registered public accounting firm and meets with them to discuss the results of the annual audit and any related matters. The Board of Directors has determined that the Audit Committee does not have a member who is an “audit committee financial expert.” While the board recognizes that no individual board member meets the qualifications required of an “audit committee financial expert,” the board believes that appointment of a new director to the board and to the Audit Committee at this time is not necessary as the level of financial knowledge and experience of the current members of the Audit Committee, including the ability to read and understand fundamental financial statements, is cumulatively sufficient to discharge adequately the Audit Committee’s responsibilities. A copy of the Audit Committee Charter is not available on BV Financial’s website, but is attached hereto as Appendix A.

Compensation Committee. The Compensation Committee is responsible for all matters regarding BV Financial’s and the Bank’s employee compensation and benefit programs. The Compensation Committee reviews all compensation components for the Company’s Chief Executive Officer and other highly compensated executive officers’ compensation including base salary, bonus, equity incentives, benefits and other perquisites. In addition to reviewing competitive market values, the Compensation Committee also examines the total compensation mix, pay-for-performance relationship, and how all elements, in the aggregate, comprise the executive’s total compensation package. Executive officers do not have any role in determining or recommending the amount or form of executive and director compensation. Decisions by the Compensation Committee with respect to the compensation of executive officers are approved by the full Board of Directors. We do not have a contractual arrangement with any compensation consultant who has a role in determining or recommending the amount or form of executive or director compensation. The Compensation Committee Charter is not available on BV Financial’s website, but a copy of the charter is included as an appendix to BV Financial’s 2007 proxy statement.

Nominating and Governance Committee. The Nominating and Governance Committee is responsible for the annual selection of management’s nominees for election as directors and for developing and implementing a set of policies and practices relating to corporate governance, including implementation of and monitoring adherence to BV Financial’s corporate governance policy. A copy of the Nominating and Governance Committee Charter is not available on BV Financial’s website, but is attached hereto as Appendix B.

Minimum Qualifications. The Nominating and Governance Committee has adopted a set of criteria that it considers when it selects individuals not currently on the Board of Directors to be nominated for election to the Board of Directors. A candidate must meet the eligibility requirements set forth in the Company’s bylaws, which include an age limitation, a stock ownership requirement and a requirement that the candidate not have been subject to certain criminal or regulatory actions. A candidate must also meet any qualification requirements set forth in any board or committee governing documents.

If the candidate is deemed eligible for election to the Board of Directors, the Nominating and Governance Committee will then evaluate the prospective nominee to determine if he or she possesses the following qualifications, qualities or skills:

•	contributions to the range of talent, skill and expertise appropriate for the board;

•

financial, regulatory and business experience, knowledge of the banking and financial service industries, familiarity with the operations of public companies and ability to read and understand financial statements;

•	familiarity with the Company’s market area and participation in and ties to local businesses and local civic, charitable and religious organizations;

•	personal and professional integrity, honesty and reputation;

•	the ability to represent the best interests of the stockholders of the Company and the best interests of the institution;

•	the ability to devote sufficient time and energy to the performance of his or her duties;

•	independence under applicable Securities and Exchange Commission and listing definitions; and

•	current equity holdings in the Company.

The Committee will also consider any other factors it deems relevant, including age, diversity, size of the Board of Directors and regulatory disclosure obligations.

With respect to nominating an existing director for re-election to the Board of Directors, the Nominating and Governance Committee will consider and review an existing director’s board and committee attendance and performance; length of board service; experience, skills and contributions that the existing director brings to the board; and independence.

Director Nomination Process. The process that the Nominating and Governance Committee follows to identify and evaluate individuals to be nominated for election to the Board of Directors is as follows:

To identify nominees for the Board of Directors, the Nominating and Governance Committee relies on personal contacts of the committee members and other members of the Board of Directors, as well as their knowledge of members of the communities served by Bay-Vanguard Federal. The Nominating and Governance Committee also will consider director candidates recommended by stockholders in accordance with the policy and procedures set forth below. The Nominating and Governance Committee has not used an independent search firm to identify nominees.

In evaluating potential nominees, the Nominating and Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria, which are discussed in more detail above. If such individual fulfills these criteria, the Nominating and Governance Committee will conduct a check of the individual’s background and interview the candidate to further assess the qualities of the prospective nominee and the contributions he or she would make to the board.

Considerations of Recommendations by Stockholders. It is the policy of the Nominating and Governance Committee of the Board of Directors of BV Financial to consider director candidates recommended by stockholders who appear to be qualified to serve on the Company’s Board of Directors. The Nominating and Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating and Governance Committee does not perceive a need to increase the size of the Board of Directors. To avoid the unnecessary use of the Nominating and Governance Committee’s resources, the Nominating and Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Stockholders. To submit a recommendation of a director candidate to the Nominating and Governance Committee, a stockholder should submit the following information in writing, addressed to the Chair of the Nominating and Governance Committee, care of the Corporate Secretary, at the main office of the Company:

1.	The name of the person recommended as a director candidate;

2.	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934;

3.	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.	The name and address of the stockholder making the recommendation as they appear on the Company’s books; provided, however, that if the stockholder is not a registered holder of the Company’s common stock, the stockholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

5.	A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of stockholders, the recommendation must be received by the Nominating and Governance Committee at least 120 calendar days before the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting, advanced by one year.

Director Compensation

The following table provides the compensation received by individuals who served as non-employee directors of BV Financial during the 2008 fiscal year. The table excludes perquisites, which did not exceed $10,000 in the aggregate for any director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Michael J. Birmingham III	$9,500	$3,663	$2,933	$361	$16,457
Frank W. Dingle	6,900	—	—	—	6,900
Robert R. Kern, Jr.	9,100	3,663	2,933	553	16,249
Brian K. McHale	6,400	3,663	2,933	390	13,386
Anthony J. Narutowicz	7,600	3,663	2,933	—	14,196
Jerry S. Sopher	7,700	3,663	2,933	1,085	15,381
Catherine M. Staszak	6,400	3,663	2,933	950	13,946

(1)	Reflects the compensation recognized for financial statement reporting purposes in accordance with SFAS 123(R) for outstanding restricted stock awards for each of the non-employee directors. The amounts were calculated based upon the Company’s stock price of $8.94 on the date of grant. No restricted stock awards were made to non-employee directors in fiscal 2008. When shares become vested and are distributed from the trust

(footnotes continued on following page)

in which they are held, the recipient will also receive an amount equal to accumulated cash and stock dividends (if any) paid with respect thereto, plus earnings thereon. At June 30, 2008, 1,332 shares of unvested restricted stock awards were held in trust for each of Messrs. Birmingham, Kern, Narutowicz, McHale and Sopher and Ms. Staszak.

(2)	Reflects the compensation recognized for financial statement reporting purposes in accordance with SFAS 123(R) for outstanding stock options for each of the non-employee directors. No options were awarded to non-employee directors in 2008. The Company uses the Black-Scholes option pricing model to estimate its compensation cost for stock option awards. The Company estimated the grant date fair value of each option using the following assumptions: dividend yield of 0%, risk-free interest rate of 4.30%, expected lives of 6.5 years and volatility of 15.977%. The actual value, if any, realized by a director from any option will depend on the extent to which the market value of the common stock exceeds the exercise price of the option on the date the option is exercised. Accordingly, there is no assurance that the value realized by a director will be at or near the value estimated above. The aggregate outstanding stock options at June 30, 2008 was 5,554 for each of Messrs. Birmingham, Kern, Narutowicz, McHale and Sopher and Ms. Staszak.
(3)	Reflects the dollar value of dividends paid on stock awards. Also includes $94, $286, $123, $818 and $683 for Messrs. Birmingham, Kern, McHale and Sopher and Ms. Staszak, which represents the amount paid and/or accrued in connection with the Bay-Vanguard Federal Savings Bank Directors’ Supplemental Retirement Plan. See “—Directors’ Supplemental Retirement Plan.”

Meeting Fees for Non-Employee Directors. The following table sets forth the applicable fees that are paid to our non-employee directors for their service on Bay-Vanguard Federal’s Board of Directors. Directors do not receive any compensation for their service on the Board of Directors of BV Financial or Bay-Vanguard, M.H.C.

Fees per meeting of Bay-Vanguard Federal:

Regular or Special Meetings Attended	$500
Committee Meetings Attended	$400

Directors’ Supplemental Retirement Plan. Bay-Vanguard Federal maintains the Bay-Vanguard Federal Savings Bank Directors’ Supplemental Retirement Plan to provide certain payments to directors upon retirement or to a director’s beneficiary if a director dies while there are funds credited to his or her pre-retirement account. Upon the attainment of age 70, each participating director is entitled to a retirement benefit equal to the excess (if any) of the Index (as defined in the plan) for the plan year in which the director retires over the Cost of Funds Expense (as defined in the plan) for the plan year in which the director retires, divided by a factor equal to 1.20 minus the marginal tax rate. The index retirement benefit is payable for each plan year subsequent to the director’s retirement (including the remaining portion of the year following retirement) until the director’s death. In addition to the index retirement benefit, directors who retire from the Board of Directors after attaining age 70 will also be entitled to the balance in their pre-retirement accounts that will be payable in 120 monthly installments commencing 30 days after the director’s termination of service for reasons other than cause. If a director terminates service with Bay-Vanguard Federal before age 70 for reasons other than cause, the director is entitled to receive ten percent of the product of the number of full years of service on the Board of Directors and the balance in the pre-retirement account payable to the director in 120 monthly installments commencing 30 days following the director’s attainment of age 70. In no event will any benefit payable to a director under the plan exceed $6,100 per year. If a director dies while there is a balance in the director’s pre-retirement account, the director’s unpaid balance will be paid in a lump sum to the director’s beneficiaries. If a director becomes disabled before terminating service with Bay-Vanguard Federal and the director’s service with Bay-Vanguard Federal is terminated because of the disability or the director is terminated in connection with a Change in Control (as defined in the plan), the director will immediately begin to receive benefits under the plan as if he or she had retired from Bay-Vanguard Federal upon attainment of age 70.

Bay-Vanguard Federal has elected to fund its obligations under the plan through the purchase of life insurance. All but two participating directors have entered into life insurance endorsement method split-dollar plan agreements in connection with the plan funding.

Board and Committee Meetings

During the year ended June 30, 2008, the Board of Directors of BV Financial held 6 meetings and the Board of Directors of the Bank held 12 meetings. No director attended fewer than 75% of the meetings of the Board of Directors and Board committees on which they served in fiscal 2008.

Director Attendance at the Annual Meeting of Stockholders

The Board of Directors encourages directors to attend the annual meeting of stockholders. All directors attended the 2007 annual meeting of stockholders.

Code of Ethics and Business Conduct

BV Financial has adopted a Code of Ethics and Business Conduct that is designed to ensure that the Company’s directors and employees meet the highest standards of ethical conduct. The Code of Ethics and Business Conduct, which applies to all employees and directors, addresses conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations. In addition, the Code of Ethics and Business Conduct is designed to deter wrongdoing and promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations.

AUDIT-RELATED MATTERS

Report of the Audit Committee

The Company’s management is responsible for the Company’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principals. The Audit Committee oversees the Company’s internal control over financial reporting on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 114 (The Auditor’s Communication With Those Charged With Governance), including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) and has discussed with the independent registered public accounting firm its independence from the Company and its management. In concluding that the independent registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the independent registered public accounting firm were compatible with its independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting process.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in their report, express an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal control over financial reporting designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm does not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States) or that the Company’s independent registered public accounting firm is in fact “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the board approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2008 for filing with the Securities and Exchange Commission. The Audit Committee appointed, subject to stockholder ratification, the selection of the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2008.

Audit Committee of the Board of Directors of BV Financial, Inc.

Michael J. Birmingham III (Chairman)
Frank W. Dingle
Brian K. McHale

Audit and Other Fees

The following table sets forth the fees billed to the Company for the fiscal years ended June 30, 2008 and 2007 by Beard Miller Company LLP:

	2008	2007
Audit Fees	$61,796	$54,987
Audit-Related Fees(1)	2,100	1,800
Tax Fees(2)	7,873	7,075
All Other Fees	—	—

(1)    Represents assistance with the effect of adoption of EITF 06-4, assistance with reporting of financial information for Bay-Vanguard, M.H.C. and assistance with tax computation in fiscal 2008 and assistance with responses to a comment letter issued by the Securities and Exchange Commission in fiscal 2007.

(2)    Consists of fees for tax return preparation and other tax-related advisory services.

Pre-Approval of Services by the Independent Registered Public Accounting Firm

The Audit Committee has adopted a policy for pre-approval of audit and permitted non-audit services by the Company’s independent auditor. The Audit Committee will consider annually and approve the provision of audit services by its external auditor and, if appropriate, pre-approve the provision of certain defined audit and non-audit services. The Audit Committee also will consider on a case-by-case basis and, if appropriate, approve specific engagements.

Any proposed specific engagement may be presented to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, to the Audit Committee or one or more of its members. The member(s) to whom such authority is delegated shall report any specific approval of services at the next regular meeting of the Audit Committee. The Audit Committee will regularly review summary reports detailing all services being provided to the Company by its external auditor.

During the year ended June 30, 2008, the Audit Committee approved all Audit-Related Fees and Tax Fees set forth above.

STOCK OWNERSHIP

The following table provides information as of September 19, 2008 with respect to persons and entities known to the Company to be the beneficial owner of more than 5% of the Company’s outstanding common stock. A person or entity may be considered to beneficially own any shares of common stock over which the person or entity has, directly or indirectly, sole or shared voting or investing power.

Name and Address	Number of Shares Owned	Percent of Common Stock Outstanding
Bay-Vanguard, M.H.C. 7114 North Point Road Baltimore, Maryland 21219	1,454,750(1)	61.1%

(1)	Acquired in connection with the Company’s minority stock offering, which was completed on January 12, 2005. The members of the Board of Directors of BV Financial and Bay-Vanguard Federal also constitute the Board of Directors of Bay-Vanguard, M.H.C.

The following table provides information about the shares of Company common stock that may be considered to be owned by each director and director nominee of the Company, each executive officer named in “Executive Compensation—Summary Compensation Table” and by all directors, director nominees and executive officers of the Company as a group as of September 19, 2008. A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Each of the named individuals has sole voting and investment power with respect to the shares shown. The number of shares beneficially owned by all directors and executive officers as a group totaled 7.24% of our common stock as of September 19, 2008. Each director, director nominee and named executive officer owned less than 1% of our outstanding common stock as of that date, except for Mr. Gallagher, Mr. Leonard and Ms. Mroz, who owned 1.08%, 1.86% and 1.69%, respectively, of our common stock as of that date.

Name	Number of Shares Owned (Excluding Options) (1)	Number of Shares That May Be Acquired Within 60 Days by Exercising Options	Total
Michael J. Birmingham III	7,221	3,333	10,554
Frank W. Dingle	1,000	—	1,000
Daniel J. Gallagher, Jr.	19,472	6,222	25,694
Robert R. Kern, Jr.	7,221	3,333	10,554
Edmund T. Leonard	29,074	15,553	44,627
Brian K. McHale	3,221	3,333	6,554
Carolyn M. Mroz	24,981	15,553	40,534
Anthony J. Narutowicz	3,221	3,333	6,554
Jerry S. Sopher	7,221	3,333	10,554
Catherine M. Staszak	3,011	3,333	6,344
All Directors and Executive Officers as a group (12 persons)	113,497	63,548	177,045

(footnote on following page)

(1)	This column includes the following:

Name	Shares of Restricted Stock Held in Trust	Shares Allocated Under Bay-Vanguard Federal Savings Bank ESOP	Shares Held in Trust in Bay-Vanguard Federal Savings Bank 401(k) Plan
Mr. Birmingham	1,332	—	—
Mr. Dingle	—	—	—
Mr. Gallagher	2,487	3,128	1,976
Mr. Kern	1,332	—	—
Mr. Leonard	6,220	3,515	16,727
Mr. McHale	1,332	—	—
Ms. Mroz	6,220	3,415	11,198
Mr. Narutowicz	1,332	—	—
Mr. Sopher	1,332	—	—
Ms. Staszak	1,332	—	—

ITEMS TO BE VOTED ON BY STOCKHOLDERS

Item 1 — Election of Directors

The Company’s Board of Directors consists of ten members. The board is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. Three directors will be elected at the annual meeting to serve for a three-year term or until their respective successors have been elected and qualified. The nominees for election are Brian K. McHale, Anthony J. Narutowicz and Jerry S. Sopher.

Unless you indicate on the proxy card that your shares should not be voted for certain nominees, the Board of Directors intends that the proxies solicited by it will be voted for the election of all of the board’s nominees. If any nominee is unable to serve, the persons named in the proxy card would vote your shares to approve the election of any substitute proposed by the Board of Directors. At this time, we know of no reason why any nominee might be unable to serve.

The Board of Directors recommends a vote “FOR” the election of all of the nominees.

Information regarding the Board of Directors’ nominees and the directors continuing in office is provided below. Unless otherwise stated, each individual has held his or her current occupation for the last five years. The age indicated in each nominee’s biography is as of June 30, 2008. There are no family relationships among the directors or executive officers. The indicated period for service as a director includes service as a director of either Bay Federal Savings and Loan Association or Vanguard Federal Savings and Loan Association, which merged to form Bay-Vanguard Federal in April 1996.

Board Nominees for Terms Ending in 2011

Brian K. McHale is a steamship clerk with International Longshoremen’s Association Local 953 located in Baltimore, Maryland and a state delegate to the Maryland General Assembly. Age 53. Director since 1987.

Anthony J. Narutowicz serves on the Board of Directors of F&M Enterprises, Inc., a company located in Edgemere, Maryland. F&M Enterprises, Inc. owns various retail establishments and several rental properties. Mr. Narutowicz also serves on the Board of Directors of Navrad Corp., a gas station located in Edgemere, Maryland. Age 75. Director since 1985.

Jerry S. Sopher is a self-employed attorney located in Baltimore, Maryland. Age 67. Director since 1985.

Directors With Terms Ending in 2009

Michael J. Birmingham III is the owner of MJ Birmingham Company, a construction company located in Baltimore, Maryland. Age 55. Director since 1985.

Daniel J. Gallagher, Jr. is Senior Vice President of Bay-Vanguard Federal and Senior Vice President and Security Officer of the Company. Age 51. Director since 2003.

Catherine M. Staszak is a realtor for Coldwell Banker in Baltimore, Maryland and the owner of Full House Saloon, a tavern in Edgemere, Maryland. Age 65. Director since 1986.

Directors with Terms Ending in 2010

Robert R. Kern, Jr. is a partner at the law firm of Gallagher Evelius & Jones LLP, located in Baltimore, Maryland. Age 59. Director since 1974.

Edmund T. Leonard is Chairman and Chief Financial Officer of Bay-Vanguard Federal. Age 64. Director since 1991.

Carolyn M. Mroz is President and Chief Executive Officer of Bay-Vanguard Federal. Age 62. Director since 1969.

Frank W. Dingle is a Vice President for Ferris, Baker, Watts, Inc., an investment banking firm located in Baltimore, Maryland. Age 34. Director since 2007.

Item 2 – Ratification of the Independent Registered Public Accounting Firm

Beard Miller Company LLP was the Company’s independent registered public accounting firm for the 2008 fiscal year. The Audit Committee of the Board of Directors has appointed Beard Miller to be the Company’s independent registered public accounting firm for the 2009 fiscal year, subject to ratification by stockholders. A representative of Beard Miller is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

If the ratification of the appointment of the independent registered public accounting firm is not approved by a majority of the votes represented at the annual meeting and entitled to vote, the Audit Committee of the Board of Directors may consider other independent registered public accounting firms.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of independent registered public accounting firm.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides information concerning total compensation earned or paid to the principal executive officer and our two other most highly compensated executive officers who served in such capacities at June 30, 2008. These three officers are referred to as the named executive officers in this proxy statement.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Edmund T. Leonard Chairman and Chief Financial Officer	2008	$149,000	$8,500	$18,542	$15,241	$14,694	$205,977
	2007	135,000	16,000	18,542	15,241	20,639	205,422

Carolyn M. Mroz President and Chief Executive Officer	2008	149,000	—	18,542	15,241	11,788	194,571
	2007	135,000	16,000	18,542	15,241	17,928	202,891

Daniel J. Gallagher, Jr. Senior Vice President	2008	115,000	6,560	7,411	6,098	15,874	150,943
	2007	109,000	11,818	7,411	6,098	20,925	155,252

(1)	Reflects the compensation expense recognized for financial statement reporting purposes in accordance with SFAS 123(R) on outstanding shares of restricted stock for each of the named executive officers. The amounts were calculated based on the Company’s stock price of $8.94 on the date of grant. When shares become vested and are distributed from the trust in which they are held, the recipient will also receive an amount equal to accumulated cash and stock dividends (if any) paid with respect thereon, plus earnings thereon.
(2)	Reflects the compensation expense recognized for financial statement reporting purposes in accordance with SFAS 123(R) for outstanding stock option awards for each of the named executive officers. The grant date fair value for the options granted in fiscal 2006 was $2.64. The Company estimated the grant date fair value of each option using the following assumptions: dividend yield of 0%, risk-free interest rate of 4.30%, expected lives of 6.5 years and volatility of 15.977%. The actual value, if any, realized by an executive officer from any option will depend on the extent to which the market value of the common stock exceeds the exercise price of the option on the date the option is exercised. Accordingly, there is no assurance that the value realized by an executive officer will be at or near the value estimated above.
(3)	Details of the amounts reported in the “All Other Compensation” column for fiscal 2008 are provided in the table below. The table excludes perquisites that did not exceed $10,000 in the aggregate for each named executive officer.

Item	Mr. Leonard	Ms. Mroz	Mr. Gallagher
Employer contribution to 401(k) Profit Sharing Plan	$2,835	$2,086	$729
Market value of allocations under the employee stock ownership plan	4,692	4,568	4,049
Economic value of split-dollar life insurance arrangement	5,923	3,890	—
Dividends paid on unvested stock awards	1,244	1,244	498
Family health insurance coverage premiums	—	—	10,598

Employment Agreements. BV Financial and Bay-Vanguard Federal each entered into employment agreements with each of Mr. Leonard and Ms. Mroz. The employment agreements were entered into effective January 12, 2005 and had an initial term of three years. On each anniversary of the date of the agreement the Board of Directors may extend the agreement for an additional year, unless the executive elects not to extend the term. As a result of extensions approved by the Board of Directors, Mr. Leonard’s and Ms. Mroz’s employment agreements currently have a term through January 12, 2011. Under the agreements, Mr. Leonard serves as Chairman of the Board and Chief Financial Officer and Ms. Mroz serves as President and Chief Executive Officer. Among other things, the agreements provide for a base salary, which for fiscal 2008 was $149,000, participation in discretionary bonuses or other incentive compensation provided to senior management and participation in stock benefit plans and other fringe benefits applicable to executive personnel.

Under the terms of their employment agreements, Mr. Leonard and Ms. Mroz are subject to one-year covenants not to compete if he or she is terminates his or her employment for good reason (as defined in the agreement) or he or she is terminated without cause (as defined in the agreement).

Bay-Vanguard Federal entered into an employment agreement with Mr. Gallagher. The employment agreement was entered into effective January 12, 2005 and had an initial term of two years. On each anniversary of the date of the agreement the Board of Directors may extend the agreement for an additional year, unless the executive elects not to extend the term. As a result of extensions approved by the Board of Directors, Mr. Gallagher’s employment agreement currently has a term through January 12, 2010. Under the agreements, Mr. Gallagher serves as Senior Vice President-Commercial Lending. Among other things, the agreement provides for a base salary, which for fiscal 2008 was $115,000, participation in discretionary and loan production bonuses or other incentive compensation provided to senior management and participation in stock benefit plans and other fringe benefits applicable to executive personnel.

Under the terms of his employment agreement, Mr. Gallagher is subject to a one-year covenant not to compete if he terminates his employment for good reason (as defined in the agreement) or he is terminated without cause (as defined in the agreement).

See “Retirement Benefits” and “Potential Post-Termination Benefits” for a discussion of the benefits and payments the executives may receive under their employment agreements upon their retirement or termination of employment.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options and stock awards that have not vested as of June 30, 2008 for each named executive officer.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable (1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (1)	Market Value of Shares or Units of Stock That Have Not Vested (2)
Edmund T. Leonard	10,369	15,552	$8.94	11/14/15	6,220	$34,210
Carolyn M. Mroz	10,369	15,552	8.94	11/14/15	6,220	34,210
Daniel J. Gallagher, Jr.	4,148	6,220	8.94	11/14/15	2,487	13,679

(1)	Remaining unexercisable options and unvested stock awards vest in three annual installments beginning on November 14, 2008.
(2)	The market value of the unvested restricted stock is based upon the closing price of the Company’s common stock on June 30, 2008 of $5.50 per share.

Retirement Benefits

Executive Supplemental Retirement Plan. Bay-Vanguard Federal maintains the Bay-Vanguard Federal Savings Bank Executive Supplemental Retirement Plan for Mr. Leonard and Ms. Mroz. If the participating executive remains employed by Bay-Vanguard Federal until age 65, he or she is entitled to a retirement benefit equal to the excess (if any) of the Index (as defined in the plan) over the Cost of Funds Expense (as defined in the plan) for the plan year in which the participating executive retires, minus the marginal tax rate. The index retirement benefit is payable for each plan year subsequent to the participating executive’s retirement (including the remaining portion of the year following retirement) until the participating executive’s death. In addition to the index retirement benefit, the participating executive is also entitled to the balance in their pre-retirement accounts that will be payable in 180 monthly installments commencing 30 days after their termination of employment for reasons other than cause. If Mr. Leonard or Ms. Mroz terminates service with Bay-Vanguard Federal before age 65, for reasons other than cause or early retirement, they are entitled to receive the balance in their pre-retirement account in 180 monthly installments commencing 30 days following attainment of age 65.

Bay-Vanguard Federal is funding its obligations under the plan through the purchase of life insurance. Each participating executive has entered into a life insurance endorsement method split-dollar plan agreement in connection with the plan.

Supplemental Executive Retirement Plan. The Bank also maintains a Supplemental Executive Retirement Plan that provides restorative payments to executives designated by the Board of Directors who are prevented from receiving the full benefits contemplated by the ESOP’s benefit formula and the full matching contribution under the 401(k) Plan. The Bank’s Board of Directors has designated each of the named executive officers to participate in the plan. The restorative payments under the plan consist of payments in lieu of shares that cannot be allocated to the participant’s account under the ESOP and payments for employer matching contributions that cannot be allocated under the 401(k) Plan due to the legal limitations imposed on tax-qualified plans by the Internal Revenue Code. The benefits under the plan will be paid to the named executive officers at the same time benefits are paid under the ESOP and 401(k) Plan. See “Potential Post-Termination Benefits” for a description of the benefits provided under the plan.

Potential Post-Termination Benefits

Payments Made Upon Termination for Cause. The executives’ employment agreements contain a narrow definition of cause for which the executive’s employment may be terminated. If the executive is terminated for cause, he will receive his or her base salary through the date of termination and retain the rights to any vested benefits subject to the terms of the plan or agreement under which those benefits are provided.

All benefits credited to the executives under the supplemental executive retirement plan are non-forfeitable and therefore payable to him or her if he or she is terminated for cause.

Payments Made Upon Termination without Cause or for Good Reason. The executives’ employment agreements provide for termination for cause, as defined in the employment agreements, at any time. If the executive’s employment is terminated for reasons other than for cause, or if the executive resigns after specified circumstances that would constitute constructive termination, the executives (or, in the event of death, their beneficiaries) are entitled to a lump sum severance payment equal to the base salary payments due for the remaining term of the employment agreements, along with all contributions that would have been made on behalf of the executives during the remaining term of the agreements pursuant to any of BV Financial’s or the Bank’s employee benefit plans. In addition, BV Financial or the Bank would continue and/or pay for each executive’s life, medical, disability and dental coverage for the remaining term of the employment agreement.

All benefits credited to the executive under the supplemental executive retirement plan are non-forfeitable and therefore payable to him or her if he or she is terminated for good reason or without cause.

Payments Made Upon Disability. Under the executives’ employment agreements, if the executive becomes disabled and his employment is terminated, he will be entitled to disability pay equal to 100% of his bi-weekly base salary in effect at the date of termination. He or she would continue to receive disability payments until the earlier of: (1) the date he or she returns to full employment with us, (2) his or her death, (3) attainment of age 65, or (4) the date his or her employment agreement would have terminated had his employment not terminated because of disability. All disability payments would be reduced by the amount of any disability benefits payable under our disability plans. In addition, the executive would continue to be covered to the greatest extent possible under all benefit plans in which he or she participated before his or her disability as if he or she were actively employed by us.

Under the executive supplemental retirement plan, if Mr. Leonard or Ms. Mroz becomes disabled before terminating employment with Bay-Vanguard Federal and their service with Bay-Vanguard Federal is terminated because of the disability, they will immediately begin to receive benefits under the plan as if they had retired from Bay-Vanguard Federal at age 65.

All benefits credited to the executive under the supplemental executive retirement plan are non-forfeitable and therefore payable to him or her if he or she becomes disabled and terminates his employment.

Upon termination due to disability, outstanding stock options granted pursuant to our 2005 Equity Incentive Plan automatically vest and remain exercisable until the earlier of one year from the date of termination due to disability or the expiration date of the stock options. Restricted stock awards granted to these officers under the plan also vest in full upon termination due to disability.

Payments Made Upon Death. Under his or her employment agreement, the executive’s estate is entitled to receive the compensation due to him or her through the end of the month in which his or her death occurs.

Under the executive supplemental retirement plan, if Mr. Leonard or Ms. Mroz dies while there is a balance in their pre-retirement account, the unpaid balance will be paid in a lump sum to their respective beneficiaries.

All benefits credited to the executive under the supplemental executive retirement plan are non-forfeitable and therefore payable to his or her beneficiary if he or she dies.

Upon termination due to death, outstanding stock options granted pursuant to our 2005 Equity Incentive Plan automatically vest and remain exercisable until the earlier of one year from the date of death or the expiration date of the stock options. Restricted stock awards granted to these officers under the plan also vest in full upon death.

Payments Made Upon a Change in Control. The executives’ employment agreements provide that if during the one-year period following a change in control (as defined in the agreement) the executive’s employment is terminated without cause or he or she voluntary terminates his employment for good reason, the executive will be entitled to a severance payment equal to 2.99 times (two times for Mr. Gallagher) the average of his or her annual compensation over the five calendar years preceding the change in control. For purposes of this calculation, annual compensation will include all taxable income plus any retirement contributions or benefits made or accrued on his or her behalf during the period. In addition, the executive also will be entitled to receive the contributions he or she would have received under our retirement programs for a period of 36 months (24 months for Mr. Gallagher), as well as health, life and disability coverage for that same time period. Section 280G of the Internal Revenue Code provides that payments related to a change in control that equal or exceed three times the individual’s “base amount” (defined as average annual taxable compensation over the five preceding calendar years) constitute “excess parachute payments.” Individuals who receive excess parachute payments are subject to a 20% excise tax on the amount that exceeds the base amount, and the employer may not deduct such amounts. The executives’ employment agreements provide that if the total value of the benefits provided and payments made to the executive in connection with a change in control, either under the employment agreement alone or together with other payments and benefits that he or she has the right to receive from the Company and the Bank, exceed three times his or her base amount (“280G Limit”), his or her severance payment will be reduced or revised so that the aggregate payments do not exceed his or her 280G Limit.

Under the terms of our employee stock ownership plan, upon a change in control (as defined in the plan), the plan will terminate and the plan trustee will repay in full any outstanding acquisition loan. After repayment of the acquisition loan, all remaining shares of our stock held in the loan suspense account, all other stock or securities, and any cash proceeds from the sale or other disposition of any shares of our stock held in the loan suspense account will be allocated among the accounts of all participants in the plan who were employed by us on the date immediately preceding the effective date of the change in control. The allocations of shares or cash proceeds shall be credited to each eligible participant in proportion to the opening balances in their accounts as of the first day of the valuation period in which the change in control occurred. Payments under our employee stock ownership plan are not categorized as parachute payments and, therefore, do not count towards each executive’s 280G Limit.

Under the executive supplemental retirement plan, if Mr. Leonard or Ms. Mroz is terminated in connection with a change in control (as defined in the plan), he or she will immediately begin to receive benefits under the plan as if he or she had retired from Bay-Vanguard Federal at age 65.

In addition to providing for benefits lost under the employee stock ownership plan and 401(k) plan as a result of limitations imposed by the Internal Revenue Code, the supplemental executive retirement plan also provides supplemental benefits to participants upon a change in control (as defined in the plan) before the complete scheduled repayment of the employee stock ownership plan loan. The supplement benefit is equal to the benefit the executive would have received under our employee stock ownership plan, had he or she remained employed throughout the term of the plan’s acquisition loan, less the benefits actually provided under the employee stock ownership plan on his behalf. All benefits received under this plan count towards the executive’s 280G Limit.

In the event of a change in control of BV Financial or the Bank, outstanding stock options granted pursuant to our 2005 Equity Incentive Plan automatically vest and, if the option holder is terminated other than for cause within 12 months of the change in control, will remain exercisable until the expiration date of the stock options. Restricted stock awards granted to these officers under the plan also vest in full upon a change in control. The value of the accelerated options and restricted stock grants count towards the executive’s 280G Limit.

OTHER INFORMATION RELATING TO

DIRECTORS AND EXECUTIVE OFFICERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in BV Financial common stock during the fiscal year ended June 30, 2008.

Policies and Procedures Governing Related Persons Transactions

We maintain a Policy and Procedures Governing Related Person Transactions, which governs the review and approval of transactions involving related persons. Under this policy, related persons consist of directors, director nominees, executive officers, persons or entities known to us to be the beneficial owner of more than five percent of any outstanding class of the voting securities of the Company or immediate family members or certain affiliated entities of any of the foregoing persons.

Transactions covered by the procedures consist of any financial transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, in which:

•	the aggregate amount involved will or may be expected to exceed $50,000 in any calendar year;

•	the Company is, will, or may be expected to be a participant; and

•	any related person has or will have a direct or indirect material interest.

The procedures exclude certain transactions, including:

•

any compensation paid to an executive officer of the Company if such compensation is disclosed according to the proxy rules of the Securities and Exchange Commission or the Compensation Committee of the board approved (or recommended that the board approve) such compensation;

•	any compensation paid to a director of the Company if such compensation is disclosed according to the proxy rules of the Securities and Exchange Commission; and

•

any transaction with a related person involving the extension of credit provided in the ordinary course of the Company’s business and on substantially the same terms as those prevailing at the time for comparable services provided to unrelated third parties. However, loans on nonaccrual status or that are past due, restructured or potential problem loans are not considered excluded transactions.

Related person transactions will be reviewed by the Audit Committee. In connection with its review, the Audit Committee will consider all relevant factors, including:

•	whether the terms of the proposed transaction are at least as favorable to the Company as those that might be achieved with an unaffiliated third party;

•	the size of the transaction and the amount of consideration payable to the related person;

•	the nature of the interest of the related person;

•	whether the transaction may involve a conflict of interest as defined in the Company’s Code of Ethics and Business Conduct; and

•	whether the transaction involves the provision of goods and services to the Company that are available from unaffiliated third parties.

For each periodic review of related persons transactions, the Audit Committee will determine if the transactions were fair, reasonable, and within Company policy and will recommend to the disinterested members of the Board of Directors that they should be ratified and approved or make such other recommendation to the Board of Directors as the Audit Committee deems appropriate. If any transaction recommended for ratification and approval by the Audit Committee is not ratified and approved by the Board of Directors, the Secretary of the Audit Committee will provide a report to the Audit Committee setting forth information about the Board’s actions.

Transactions with Related Persons

Loans and Extensions of Credit. The Sarbanes-Oxley Act generally prohibits loans by BV Financial to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by Bay-Vanguard Federal to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, except for loans made under programs generally available to all employees, and must not involve more than the normal risk of repayment or present other unfavorable features. Bay-Vanguard Federal is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public, except for loans made pursuant to programs generally available to all employees, and has adopted a policy to this effect.

In accordance with banking regulations, the Board of Directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceed the greater of $25,000 or 5% of Bay-Vanguard Federal’s capital and surplus (up to a maximum of $500,000) and such loan must be approved in advance by a majority of the disinterested members of the Board of Directors. Additionally, pursuant to the Company’s Code of Ethics and Business Conduct, all executive officers and directors of the Company must disclose any existing or emerging conflicts of interest to the legal counsel of the Company. Such potential conflicts of interest include, but are not limited to, the following: (1) the Company conducting business with or competing against an organization in which a family member of an executive officer or director has an ownership or employment interest and (2) the ownership of more than 5% of the outstanding securities or 5% of total assets of any business entity that does business with or is in competition with the Company.

Other Transaction. The Bank formerly leased one of its office buildings from the mother of Carolyn Mroz under a lease executed on August 4, 2004 with an initial term of five years, with two five-year renewal options. Rent expense for the years ended June 30, 2008 and 2007 was $22,000 and $22,000, respectively. However, on June 24, 2008, the Bank purchased the branch office from Ms. Mroz’s mother for $750,000.

SUBMISSION OF BUSINESS PROPOSALS

AND STOCKHOLDER NOMINATIONS

The Company must receive proposals that stockholders seek to have included in the proxy statement for the Company’s next annual meeting no later than June 4, 2009. If next year’s annual meeting is held on a date more than 30 calendar days from November 6, 2009, a stockholder proposal must be received a reasonable time before the Company begins to print and mail its proxy solicitation materials. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

The Company’s Bylaws provide that in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before a meeting of stockholders, a stockholder must deliver written notice of such nominations and/or proposals to the Corporate Secretary not less than 30 days before the date of the meeting; provided that if less than 40 days’ notice or prior public disclosure of the meeting is given or made to stockholders, such notice must be delivered not later than the close of the tenth day following the day on which notice of the meeting was mailed to stockholders or such public disclosure was made.

STOCKHOLDER COMMUNICATIONS

The Company encourages stockholder communications to the Board of Directors and/or individual directors. Stockholders who wish to communicate with the Board of Directors or an individual director should send their communications to the care of Robert R. Kern, Jr., Corporate Secretary, BV Financial, Inc., 7114 North Point Road, Baltimore, Maryland 21219. Communications regarding financial or accounting policies should be sent to the attention of the Chair of the Audit Committee. All other communications should be sent to the attention of the Chair of the Nominating and Governance Committee.

MISCELLANEOUS

The Company will pay the cost of this proxy solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company. In addition to soliciting proxies by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone. None of these persons will receive additional compensation for these activities.

The Company’s Annual Report to Stockholders on Form 10-K has been mailed to all persons who were stockholders as of the close of business on September 19, 2008. Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated in this proxy statement by reference.

If you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a shareholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.

Appendix A

BV FINANCIAL, INC.

AUDIT COMMITTEE CHARTER

I.	Purpose

The primary function of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of BV Financial, Inc. (the “Company”) is to review: the integrity of the financial reports and other financial information provided by the Company to any governmental body or the public, including any certification, report, opinion or review performed by the Company’s independent auditor; the Company’s compliance with legal and regulatory requirements; the independent auditor’s qualifications and independence; the performance of the Company’s independent auditors and system of internal controls and disclosure procedures regarding finance, accounting, legal compliance and ethics that management and the Board have established; the Company’s auditing, accounting and financial reporting processes generally; and the preparation of information required by the Securities and Exchange Commission rules to be included in the Company’s annual proxy statement.

II.	Organization

The Committee will be comprised of three or more directors, each of whom shall satisfy the definition of independent director as defined in any qualitative listing requirements for Nasdaq Stock Market, Inc. issuers and any applicable Securities and Exchange Commission rules and regulations. All members of the Committee should be financially literate at the time of appointment, meaning they should have the ability to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. The members of the Committee and the Chairperson shall be elected by the Board on an annual basis. Members shall serve until their successors are appointed.

III.	Structure and Meetings

The Committee shall meet four times per year, or more frequently as circumstances may require. A quorum of the Committee shall be declared when a majority of the appointed members of the Committee are in attendance. The Committee chairperson shall preside at the meeting and, in consultation with other members of the Committee, will set the frequency and length of each meeting and the agenda of the items to be addressed at each meeting. The Committee chairperson shall ensure that the agenda for each meeting is circulated to each Committee member in advance of the meeting. The Committee shall keep written minutes of all meetings.

IV.	Goals and Responsibilities

In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality. To fulfill its responsibilities and duties, the Committee shall:

1.	Provide an open avenue of communication between management, the independent auditor and the Board.

2.	Meet with the independent auditors and management at least quarterly to review the Company’s financial statements. In meetings attended by the independent auditors or by regulatory examiners, a portion of the meeting will be reserved for the Committee to meet in closed session with these parties.

3.	Review all significant risks or exposures to the Company found during audits performed by the independent auditor and ensure that these items are discussed with management. From these discussions, assess and report to the Board regarding how the findings should be addressed.

4.	Review recommendations from the independent auditor regarding internal controls and other matters relating to the accounting policies and procedures of the Company.

5.	Following each meeting of the Committee, the chairperson of the committee will submit a record of the meeting to the Board, including any recommendations that the Committee may deem appropriate.

6.	Ensure that the independent auditor discusses with the Committee their judgments about the quality, not just the acceptability, of the Company’s accounting principles as applied in the financial reports. The discussion should include such issues as the clarity of the Company’s financial disclosures and degree of aggressiveness or conservatism of the Company’s accounting principles and underlying estimates and other significant decisions made by management in preparing the financial disclosures.

7.	Review the Company’s audited annual financial statements and the independent auditor’s opinion regarding such financial statements, including a review of the nature and extent of any significant changes in accounting principles.

8.	Arrange for the independent auditor to be available to the full Board at least annually to discuss the results of the annual audit and the audited financial statements that are a part of the annual report to shareholders.

9.	Review with management, the independent auditor and legal counsel, legal and regulatory matters that may have a material impact on the financial statements.

10.	Review with management and the independent auditor all interim financial reports filed pursuant to the Securities Exchange Act of 1934.

11.	Generally discuss earnings press releases and financial information, as well as earnings guidance provided to analysts and rating agencies.

12.	Select the independent auditor, considering independence and effectiveness, and be ultimately responsible for their compensation, retention and oversight (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and each such registered public accounting firm shall report directly to the Committee. The Committee should confirm the independence of the independent auditor by requiring them to disclose in writing all relationships that, in the auditor’s professional judgement, may reasonably be thought to bear on the ability to perform the audit independently and objectively.

13.	Review the performance of and scope of work performed by the independent auditor.

14.	Have in place procedures for (1) receiving, retaining and treating complaints regarding accounting, internal accounting controls, or auditing matters, and (2) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

15.	Approve, in advance, all permissible non-audit services to be completed by the independent auditor. Such approval process will ensure that the independent auditor does not provide any non-audit services to the Company that are prohibited by law or regulation.

16.	Set clear hiring policies for hiring employees or former employees of the independent auditors.

17.	Review and approve all related-party transactions.

V.	Performance Evaluation and Disclosure Obligations

In addition to the responsibilities presented above, the Committee will examine this Charter on an annual basis to assure that it remains adequate to address the responsibilities of the Committee. Further, the Committee will disclose in each annual proxy statement to its shareholders a copy of the Charter once every three years.

VI.	Audit Committee Resources

The Committee shall be authorized to retain independent counsel and other advisors as it deems necessary to carry out its duties. In connection therewith, the Committee shall be provided appropriate funding, as determined by the Committee, for payment to such counsel and other advisors. In addition, the Committee shall be provided funding for ordinary administrative expenses of the Committee.

Appendix B

BV FINANCIAL, INC.

NOMINATING AND GOVERNANCE COMMITTEE CHARTER

I.	Purpose

The primary objectives of the Nominating and Governance Committee (the “Committee”) are to assist the Board of Directors (the “Board”) of BV Financial, Inc. (the “Company”) by: (i) identifying individuals qualified to become Board members and recommending a group of director nominees for election at each annual meeting of the Company’s shareholders; (ii) ensuring that the Audit, Compensation and Nominating and Governance Committees of the Board shall have the benefit of qualified and experienced “independent” directors; and (iii) developing and recommending to the Board a set of effective corporate governance policies and procedures applicable to the Company.

II.	Organization

The Committee shall consist of three or more directors, each of whom shall satisfy the definition of independent director as defined in any qualitative listing requirements for Nasdaq Stock Market, Inc. issuers and any applicable Securities and Exchange Commission rules and regulations.

The members of the Committee and the chairperson shall be elected by the Board on an annual basis. Members shall serve until their successors are appointed. The Committee may form and delegate authority to subcommittees when appropriate.

III.	Structure and Meetings

The chairperson of the Committee will preside at each meeting and, in consultation with the other members of the Committee, will set the frequency and length of each meeting and the agenda of items to be addressed at each meeting. The chairperson of the Committee shall ensure that the agenda for each meeting is circulated to each Committee member in advance of the meeting. The Committee shall keep written minutes of all meetings.

IV.	Goals and Responsibilities

The Committee shall: (i) develop and recommend to the Board a Corporate Governance Policy (the “Policy”) applicable to the Company, and review and reassess the adequacy of such Policy annually and recommend to the Board any changes deemed appropriate; (ii) develop policies on the size and composition of the Board; (iii) review possible candidates for Board membership consistent with the Board’s criteria for selecting new directors; (iv) annually

B-1

recommend a slate of nominees to the Board with respect to nominations for the Board at the annual meeting of the Company’s shareholders; and (vi) generally advise the Board (as a whole) on corporate governance matters.

The Committee shall also advise the Board on (i) committee member qualifications, (ii) committee member appointments and removals, (iii) committee structure and operations (including authority to delegate to subcommittees) and (iv) committee reporting to the Board. The Committee shall maintain an orientation program for new directors and a continuing education program for all directors.

The Committee will annually review and reassess the adequacy of this charter and recommend any proposed changes to the Board for approval.

The Committee shall perform any other activities consistent with this charter, the Company’s bylaws and governing law and regulations as the Committee or the Board deems appropriate.

V.	Performance Evaluation

The Committee shall conduct an annual performance evaluation of the Board. The evaluation shall be of the Board’s contribution as a whole and specifically review areas in which the Board and/or management believes a better contribution could be made.

VI.	Committee Resources

The Committee shall have the authority to obtain advice and seek assistance from internal or external legal, accounting or other advisors. The Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve such search firm’s fees and other retention terms.

B-2

REVOCABLE PROXY

BV FINANCIAL, INC.

ANNUAL MEETING OF STOCKHOLDERS

November 6, 2008

1:30 p.m., Local Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints the official proxy committee of BV Financial, Inc. (the “Company”), consisting of Frank W. Dingle, Daniel J. Gallagher and Catherine M. Staszak, or each of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the annual meeting of stockholders, to be held on November 6, 2008 at 1:30 p.m., local time, at the Courtyard Marriott Hotel, 1671 West Nursery Road, Linthicum, Maryland and at any and all adjournments or postponements, with all of the powers the undersigned would possess if personally present at such meeting as follows:

1.	The election as directors of all nominees listed (unless the “For All Except” box is marked and the instructions below are complied with).

Brian K. McHale, Anthony J. Narutowicz and Jerry S. Sopher

FOR	WITHHOLD	FOR ALL EXCEPT

☐	☐	☐

INSTRUCTION: To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name in the space provided below.

2.	The ratification of the appointment of Beard Miller Company LLP as the independent registered public accounting firm of BV Financial, Inc. for the fiscal year ending June 30, 2009.

FOR	AGAINST	ABSTAIN

☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

This proxy is revocable and, if properly signed and dated, will be voted as directed, but if no instructions are specified, this proxy will be voted “FOR” each of the proposals listed. If any other business is presented at the annual meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their judgment. At the present time, the Board of Directors knows of no other business to be presented at the annual meeting. This proxy also confers discretionary authority on the Board of Directors to vote with respect to the election of any person as director where the nominees are unable to serve or for good cause will not serve and matters incident to the conduct of the meeting.

Dated:

SIGNATURE OF STOCKHOLDER

SIGNATURE OF CO-HOLDER (IF ANY)

The above signed acknowledges receipt from the Company, before the execution of this proxy, of a Notice of Annual Meeting of Stockholders, a Proxy Statement for the Annual Meeting and the Annual Report to Shareholders on Form 10-K.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

[Letterhead of BV Financial, Inc.]

Dear ESOP Participant:

On behalf of the Board of Directors of BV Financial, Inc. (the “Company”), I am forwarding you the attached blue vote authorization form to convey your voting instructions to RSGroup Trust Company (the “Trustee”) on the proposals to be presented at the Annual Meeting of Stockholders of BV Financial, Inc. to be held on November 6, 2008. Also enclosed is a Notice and Proxy Statement for the Annual Meeting of Stockholders of BV Financial, Inc. and a copy of the Company’s Annual Report to Stockholders.

As a participant in the Bay-Vanguard Federal Savings Bank Employee Stock Ownership Plan (the “ESOP”), you are entitled to vote all shares of Company common stock allocated to your account as of September 19, 2008, the record date for the Annual Meeting. All allocated shares of Company common stock will be voted as directed by participants, so long as participant instructions are received by the Trustee on or before October 27, 2008. If you do not direct the Trustee how to vote the shares of Company common stock allocated to your ESOP account by that date, the Trustee will vote your shares in a manner calculated to most accurately reflect the instructions it receives from other participants, subject to its fiduciary duties.

Please complete, sign and return the enclosed blue vote authorization form in the enclosed, postage-paid envelope. Your vote will not be revealed, directly or indirectly, to any employee or director of Bay-Vanguard Federal Savings Bank or BV Financial, Inc.

Sincerely,

/s/ Edmund T. Leonard
Edmund T. Leonard
Chairman and Chief Financial Officer

VOTE AUTHORIZATION FORM

I understand that RSGroup Trust Company (the “ESOP Trustee”), is the holder of record and custodian of all shares of BV Financial, Inc. (the “Company”) common stock under the Bay-Vanguard Federal Savings Bank Employee Stock Ownership Plan. I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Stockholders to be held on November 6, 2008.

You are to vote my shares as follows:

1.	The election as directors of all nominees listed (unless the “For All Except” box is marked and the instructions below are complied with).

Brian K. McHale, Anthony J. Narutowicz and Jerry S. Sopher

FOR	WITHHOLD	FOR ALL EXCEPT

☐	☐	☐

INSTRUCTION: To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name in the space provided below.

2.	The ratification of the appointment of Beard Miller Company LLP as the independent registered public accounting firm of BV Financial, Inc. for the fiscal year ending June 30, 2009.

FOR	AGAINST	ABSTAIN

☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

The ESOP Trustee is hereby authorized to vote all shares of Company common stock allocated to me in its trust capacity as indicated above.

Date	Signature

Please date, sign and return this form in the enclosed postage-paid envelope no later than October 27, 2008.

[Letterhead of BV Financial, Inc.]

Dear 401(k) Plan Participant:

On behalf of the Board of Directors of BV Financial, Inc. (the “Company”), I am forwarding you the attached green vote authorization form to convey your voting instructions to RSGroup Trust Company (the “Trustee”) on the proposals to be presented at the Annual Meeting of Stockholders of BV Financial, Inc. to be held on November 6, 2008. Also enclosed is a Notice and Proxy Statement for the Annual Meeting of Stockholders of BV Financial, Inc. and a copy of the Company’s Annual Report to Stockholders.

As a holder of BV Financial, Inc. common stock under the Bay-Vanguard Federal Savings Bank 401(k) Profit Sharing Plan (“401(k) Plan”), you are entitled to direct the Trustee how to vote the shares of common stock credited to your account as of September 19, 2008, the record date for the Annual Meeting. If the Trustee does not receive your instructions by October 27, 2008, the Trustee will vote your shares in a manner calculated to most accurately reflect the instructions received from other 401(k) Plan participants.

Please complete, sign and return the enclosed green vote authorization form in the enclosed, postage-paid envelope. Your vote will not be revealed, directly or indirectly, to any employee or director of Bay-Vanguard Federal Savings Bank or BV Financial, Inc.

Sincerely,

/s/ Edmund T. Leonard
Edmund T. Leonard
Chairman and Chief Financial Officer

VOTE AUTHORIZATION FORM

I understand that RSGroup Trust Company (the “Trustee”) is the holder of record and custodian of all shares of BV Financial, Inc. (the “Company”) common stock credited to me under the Bay-Vanguard Federal Savings Bank 401(k) Profit Sharing Plan. I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Stockholders to be held on November 6, 2008.

You are to vote my shares as follows:

1.	The election as directors of all nominees listed (unless the “For All Except” box is marked and the instructions below are complied with).

Brian K. McHale, Anthony J. Narutowicz and Jerry S. Sopher

FOR	WITHHOLD	FOR ALL EXCEPT

☐	☐	☐

INSTRUCTION: To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name in the space provided below.

2.	The ratification of the appointment of Beard Miller Company LLP as the independent registered public accounting firm of BV Financial, Inc. for the fiscal year ending June 30, 2009.

FOR	AGAINST	ABSTAIN

☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

The Trustee is hereby authorized to vote all shares of Company common stock credited to me in its trust capacity as indicated above.

Date	Signature

Please date, sign and return this form in the enclosed postage-paid envelope no later than October 27, 2008.

[Letterhead of BV Financial, Inc.]

Dear Stock Award Recipient:

On behalf of the Board of Directors of BV Financial, Inc. (the “Company”), I am forwarding you the attached yellow vote authorization form to convey your voting instructions to RSGroup Trust Company (the “Incentive Plan Trustee”) on the proposals to be presented at the Annual Meeting of Stockholders of BV Financial, Inc. to be held on November 6, 2008. Also enclosed is a Notice and Proxy Statement for the Annual Meeting of Stockholders of BV Financial, Inc. and a copy of the Company’s Annual Report to Stockholders.

You are entitled to vote all shares of restricted Company common stock awarded to you under the BV Financial, Inc. 2005 Equity Incentive Plan (“Incentive Plan”) that are unvested as of September 19, 2008, the record date for the Annual Meeting. The Incentive Plan Trustee will vote these shares of Company common stock held in the Incentive Plan Trust in accordance with instructions it receives from you and other Stock Award Recipients.

To direct the voting of the unvested shares of Company common stock awarded to you under the Incentive Plan, please complete, sign and return the attached yellow vote authorization form in the enclosed, postage-paid envelope no later than October 27, 2008.

Sincerely,

/s/ Edmund T. Leonard
Edmund T. Leonard
Chairman and Chief Financial Officer

VOTE AUTHORIZATION FORM

I understand that RSGroup Trust Company (the “Incentive Plan Trustee”), is the holder of record and custodian of all shares of BV Financial, Inc. (the “Company”) common stock held in the BV Financial, Inc. 2005 Equity Incentive Plan Trust. I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Stockholders to be held on November 6, 2008.

You are to vote my shares as follows:

1.	The election as directors of all nominees listed (unless the “For All Except” box is marked and the instructions below are complied with).

Brian K. McHale, Anthony J. Narutowicz and Jerry S. Sopher

FOR	WITHHOLD	FOR ALL EXCEPT

☐	☐	☐

INSTRUCTION: To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name in the space provided below.

2.	The ratification of the appointment of Beard Miller Company LLP as the independent registered public accounting firm of BV Financial, Inc. for the fiscal year ending June 30, 2009.

FOR	AGAINST	ABSTAIN

☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

The Incentive Plan Trustee is hereby authorized to vote all shares of Company common stock credited to me in its trust capacity as indicated above.

Date	Signature

Please date, sign and return this form in the enclosed postage-paid envelope no later than October 27, 2008.